                           TWINLAB CORPORATION REPORTS
                           FIRST QUARTER 2003 RESULTS

                                                    CONTACT:   Bill Rizzardi
                                                               Twinlab
                                                               (631) 761-7111


HAUPPAUGE, N.Y., May 15, 2003 -- Twinlab Corporation (OTCBB: TWLB) today announced its results for the quarter ended March 31, 2003.

The Company incurred a net loss of $(3.7) million or $(0.13) per share for the first quarter of 2003, versus net income of $3.7 million or $0.13 per share for the first quarter of last year. The net loss for the quarter ended March 31, 2003 includes restructuring charges of $1.0 million relating to the facilities consolidation and a gain on the sale of the assets of Bronson Laboratories, Inc. of $0.8 million. Net income for the first quarter of last year included a Federal income tax benefit of $6.9 million. First quarter net sales were $37.7 million compared to $45.5 million in the comparable quarter last year.

Ross Blechman, Twinlab's Chairman, President and Chief Executive Officer stated, "Year over year net sales reflect the negative impact of our previously announced decision to discontinue the sale of products containing ephedra, the sale of Health Factors International, Inc. and the effect of product rationalizations initiated during 2002. Our operating results reflect our continued investment in marketing and advertising programs with spending up $1.0 million versus last year's comparable quarter and over $2.0 million versus the fourth quarter of 2002. With the facilities consolidation and related charges essentially behind us, we are now focused on reorganizing our sales organization which, in conjunction with increased marketing and advertising expenditures, reflect our investments to increase sales."

Borrowings under the Revolving Credit Facility are due within 12 months. In addition, the Company does not currently anticipate being in compliance with certain financial covenants contained in the mortgage agreement relating to the Utah facility. Accordingly, the Company has classified these borrowings as current liabilities. The Company is curently in negotiations to amend the mortgage agreement and plans to initiate negotiations to extend the term of the Revolving Credit Facility or to enter into an alternative borrowing arrangement.

The Company's ability to meet its borrowing obligations, fund required capital expenditures and pursue its business strategy is dependent upon (i) the ability to successfully amend the mortgage agreement, (ii) the ability to extend the term of the Revolving Credit Facility or enter into an alternative borrowing arrangement, (iii) the absence of any material judgments against the Company in connection with litigation matters that are not covered by insurance and (iv) the successful implementation of its business plan. However, there can be no assurance that these activities will be successful, in which case, the Company will be required to initiate additional cost reductions or take other actions to enable the Company to continue its operations.

Twinlab Corporation, headquartered in Hauppauge, N.Y., is a leading manufacturer and marketer of high quality, science-based, nutritional supplements, including a complete line of vitamins, minerals, nutraceuticals, herbs and sports nutrition products.


EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS RELEASE CONTAINS, WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, FORWARD-LOOKING STATEMENTS THAT ARE BASED ON MANAGEMENT'S BELIEFS AND ASSUMPTIONS, CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THE COMPANY'S FINANCIAL RESULTS ARE BEYOND THE ABILITY OF THE COMPANY TO CONTROL OR PREDICT. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND THEREFORE ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. IMPORTANT FACTORS AND RISKS THAT MAY AFFECT FUTURE RESULTS INCLUDE BUT ARE NOT LIMITED TO: (I) THE IMPACT OF COMPETITIVE PRODUCTS; (II) CHANGES IN LAW AND REGULATIONS; (III) ADEQUACY AND AVAILABILITY OF INSURANCE COVERAGE; (IV) LIMITATIONS ON FUTURE FINANCING; (V) INCREASES IN THE COST OF BORROWINGS AND UNAVAILABILITY OF DEBT OR EQUITY CAPITAL; (VI) THE EFFECT OF ADVERSE PUBLICITY REGARDING NUTRITIONAL SUPPLEMENTS; (VII) UNCERTAINTIES RELATING TO ACQUISITIONS; (VIII) THE INABILITY OF THE COMPANY TO GAIN AND/OR HOLD MARKET SHARE; (IX) EXPOSURE TO AND EXPENSE OF RESOLVING AND DEFENDING PRODUCT LIABILITY CLAIMS AND OTHER LITIGATION; (X) CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS; (XI) MANAGING AND MAINTAINING GROWTH; (XII) CUSTOMER DEMANDS; (XIII) THE INABILITY TO ACHIEVE COST SAVINGS AND OPERATIONAL EFFICIENCIES FROM THE CONSOLIDATION OF THE MANUFACTURING AND DISTRIBUTION FACILITIES; (XIV) DEPENDENCE ON INDIVIDUAL PRODUCTS; (XV) DEPENDENCE ON INDIVIDUAL CUSTOMERS, (XVI) MARKET AND INDUSTRY CONDITIONS INCLUDING PRICING, DEMAND FOR PRODUCTS, LEVELS OF TRADE INVENTORIES AND RAW MATERIALS AVAILABILITY,
(XVII) THE SUCCESS OF PRODUCT DEVELOPMENT AND NEW PRODUCT INTRODUCTIONS INTO THE MARKETPLACE INCLUDING THE COMPANY'S LINE OF EPHEDRA-FREE PRODUCTS; (XVIII) LACK OF AVAILABLE PRODUCT LIABILITY INSURANCE FOR EPHEDRA-CONTAINING PRODUCTS; (XIX) SLOW OR NEGATIVE GROWTH IN THE NUTRITIONAL SUPPLEMENT INDUSTRY; (XX) THE DEPARTURE OF KEY MEMBERS OF MANAGEMENT; (XXI) THE ABSENCE OF CLINICAL TRIALS FOR MANY OF THE COMPANY'S PRODUCTS; (XXII) THE ABILITY OF THE COMPANY TO EFFICIENTLY MANUFACTURE ITS PRODUCTS; AS WELL AS OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, COPIES OF WHICH ARE AVAILABLE UPON REQUEST FROM THE COMPANY'S INVESTOR RELATIONS DEPARTMENT.
      ADDITIONAL TWINLAB INFORMATION IS AVAILABLE ON THE WORLD WIDE WEB AT:
                             HTTP://WWW.TWINLAB.COM
                               (TABLES TO FOLLOW)

                      TWINLAB CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

-------------------------------------------------------------------------------------------------
                                                              March 31, 2003  December 31, 2002
                                                              --------------  -----------------
                                                                (unaudited)
Assets
Current Assets:
  Cash and cash equivalents                                        $    --          $    --
  Accounts receivable, net                                          23,972           20,545
  Inventories                                                       28,453           29,254
  Prepaid expenses and other current assets                          3,548            1,853
  Assets held for sale                                               3,183             --
  Assets of discontinued operations                                   --              6,370
                                                                  --------         --------
             Total current assets                                   59,156           58,022

Property, Plant and Equipment, net                                  29,784           34,019

Other Assets                                                         4,423            5,136
                                                                 ---------        ---------
TOTAL                                                            $  93,363        $  97,177
                                                                 =========        =========

Liabilities and Shareholders' Deficit
Current Liabilities:
  Current portion of long-term debt                              $  30,534        $   6,565
  Accounts payable                                                  19,008           16,132
  Accrued expenses and other current liabilities                    18,469           21,156
                                                                 ---------        ---------
             Total current liabilities                              68,011           43,853
Long-Term Debt, less current portion                                40,090           64,451
                                                                 ---------        ---------
             Total liabilities                                     108,101          108,304

Shareholders' Deficit                                              (14,738)         (11,127)
                                                                 ---------        ---------
TOTAL                                                            $  93,363        $  97,177
                                                                 =========        =========

                      TWINLAB CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands except per share amounts)

-------------------------------------------------------------------------------------------
                                                              Three Months Ended March 31,
                                                                    2003        2002
                                                                       (unaudited)
Net Sales                                                      $ 37,718        $ 45,457
Cost of Sales                                                    23,589          28,998
                                                               --------        --------
Gross Profit                                                     14,129          16,459
Operating Expenses                                               16,426          17,904
Restructuring Charges                                               959               -
                                                               --------        --------
Loss from Operations                                             (3,256)         (1,445)
                                                               --------        --------
Other (Expense) Income:
  Interest expense, net                                          (2,096)         (1,973)
  Other                                                             (14)             28
                                                               --------        --------
                                                                 (2,110)         (1,945)
                                                               --------        --------
Loss from Continuing Operations before Income Taxes              (5,366)         (3,390)
Benefit from Income Taxes                                          --            (6,911)
                                                               --------        --------
(Loss) Income from Continuing Operations                         (5,366)          3,521
                                                               --------        --------
Discontinued Operations:
  Income from discontinued operations                               890             216
  Gain on disposal of subsidiary                                    752            --
                                                               --------        --------
                                                                  1,642             216
                                                               --------        --------
Net (Loss) Income                                              $ (3,724)       $  3,737
                                                               ========        ========

Basic and Diluted (Loss) Income Per Share:
   (Loss) Income from continuing operations                    $  (0.19)       $   0.12
   Income from discontinued operations                             0.06            0.01
                                                               --------        --------
   Net (loss) income                                           $  (0.13)       $   0.13
                                                               ========        ========

  Basic and diluted weighted average shares outstanding          29,162          28,941
                                                               ========        ========

                      TWINLAB CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

-------------------------------------------------------------------------------------------------
                                                                    Three Months Ended March 31,
                                                                       2003            2002
                                                                            (unaudited)
Net (loss) income                                                      $(3,724)      $ 3,737
Adjustments to reconcile net (loss) income to net
    cash (used in) provided by operating activities:
    Non-cash adjustments                                                    48         3,182
    Changes in operating assets and liabilities                         (1,152)       (2,670)
                                                                       -------       -------
Net cash (used in) provided by operating activities                     (4,828)        4,249

Net cash provided by (used in) investing activities                      5,220           (10)

Net repayment of debt and payment of debt issuance costs                  (392)       (4,239)
                                                                       -------       -------

Net change in cash and cash equivalents                                     --            --
Cash and cash equivalents at beginning of period                            --            --
                                                                       -------       -------
Cash and cash equivalents at end of period                             $    --       $    --
                                                                       =======       =======